                                                                     EXHIBIT 99G

                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES
                        NON-PERFORMING ASSETS ACTIVITY
                            (dollars in thousands)
                                  (unaudited)

                                               Quarter Ended
                          -----------------------------------------------------
                          Dec. 31,  Sept. 30,   June 30,   Mar. 31,   Dec. 31,
                            1997       1997       1997       1997       1996
                         ---------- ---------- ---------- ---------- ----------
Beginning Balance        $  190,249 $  204,958 $  224,773 $  224,734 $  254,978

Additions:
  Single-family 1-4 units    32,225     40,011     41,144     52,103     54,427
  Multi-family:
       5 to 36 units         11,359      4,829      9,492      9,911     20,390
       37 or more units          93        -        4,292        -          -
  Non-residential               373      7,228     10,002     21,538      3,600

  Commercial                  2,901      2,460      1,643        458        -

  Consumer                       37         52      1,161         71        142
                         ---------- ---------- ---------- ---------- ----------
                             46,988     54,580     67,734     84,081     78,559
                         ---------- ---------- ---------- ---------- ----------
Deletions:
  Foreclosures:
  Single-family 1-4 units    (4,277)    (3,748)    (5,776)    (8,692)    (5,476)
  Multi-family:
       5 to 36 units         (1,284)    (2,203)      (603)    (1,704)    (2,280)
       37 or more units         -          -          (21)      (555)        (5)
  Non-residential               -          (77)         3       (208)       466
                         ---------- ---------- ---------- ---------- ----------
                             (5,561)    (6,028)    (6,397)   (11,159)    (7,295)
                         ---------- ---------- ---------- ---------- ----------

  Write-downs:
  Single-family 1-4 units       -         (551)       -       (2,750)      (734)
  Multi-family:
       5 to 36 units           (334)      (232)      (766)      (950)      (606)
       37 or more units         -          -          -         (246)      (754)
  Non-residential              (426)      (745)    (1,229)      (120)      (877)

  Commercial                     (4)        (2)       -          -          -
                         ---------- ---------- ---------- ---------- ----------
                               (764)    (1,530)    (1,995)    (4,066)    (2,971)
                         ---------- ---------- ---------- ---------- ----------
  Reinstatements:
  Single-family 1-4 units   (13,433)   (11,287)   (11,754)   (18,372)   (17,065)
  Multi-family:
       5 to 36 units         (2,133)    (2,018)    (3,309)    (5,679)    (1,116)
       37 or more units         -          -       (3,463)      (503)       -
  Non-residential               (87)    (1,731)       -         (559)      (118)
  Commercial                   (604)    (1,512)       -          -          -
                         ---------- ---------- ---------- ---------- ----------
                            (16,257)   (16,548)   (18,526)   (25,113)   (18,299)
                         ---------- ---------- ---------- ---------- ----------

  Payoffs/Sales/Other:
  Single-family 1-4 units   (20,298)   (28,329)   (35,948)   (27,998)   (41,730)
  Multi-family:
       5 to 36 units        (12,165)    (6,245)    (7,477)    (8,905)   (22,011)
       37 or more units          (4)    (3,551)    (8,982)      (219)    (4,877)
  Non-residential           (27,846)    (6,554)    (7,229)    (6,129)   (11,316)
  Commercial                 (2,035)       364       (799)      (452)        (3)

  Consumer                     (166)      (868)      (196)        (1)      (301)
                         ---------- ---------- ---------- ---------- ----------
                            (62,514)   (45,183)   (60,631)   (43,704)   (80,238)
                         ---------- ---------- ---------- ---------- ----------
Ending Balance           $  152,141 $  190,249 $  204,958 $  224,773 $  224,734
                         ========== ========== ========== ========== ==========
Net (Increase) Decrease  $   38,108 $   14,709 $   19,815 $      (39)$   30,244
                         ========== ========== ========== ========== ==========
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